Bell Microproducts Announces Amendment of its Term Debt Facilities

SAN JOSE, Calif., Mar. 2, 2009 (GLOBE NEWSWIRE) -- Bell Microproducts Inc. (Pink Sheets: BELM) today announced the completion of amendments to its term debt agreements with The Retirement Systems of Alabama.  These amendments remove the minimum net worth requirement from the agreements, curing any potential covenant breach through the date of the amendments, and replace the net worth requirement with the same reduced fixed charge coverage criteria the Company now has with its U.S. bank group.

In addition, the amendments also extend the required delivery date of the Company’s consolidated audited financial statements for the year ended December 31, 2007 from March 31, 2009 to June 30, 2009.  The required delivery date of the Company’s 2008 consolidated audited financial statements remains unchanged at June 30, 2009.  The Company now has secured waivers from all of its major lenders.

W. Donald Bell, President and Chief Executive Officer of Bell Microproducts, said, “We are pleased that our lenders, including the RSA, have established new covenants to our domestic loan agreements, and eliminated past covenant issues.  Our lenders have also agreed to move the date for the delivery of our consolidated audited financial statements for 2007 to June 30, 2009, to coincide with the delivery date of our 2008 consolidated audited financial statements, and we fully anticipate meeting that deadline.”

About Bell Microproducts

Bell Microproducts (Pink Sheets: BELM) is a leading international, value-added distributor of a wide range of high-tech products, solutions and services, including storage systems, servers, software, computer components and peripherals, as well as maintenance and professional services.  An industry-recognized specialist in storage products, the Company is one of the world’s largest storage-centric value-added distributors.

Bell Microproducts is uniquely qualified with deep technical and application expertise to service a broad range of information technology needs.  From design to deployment, its products are available at any level of integration, from components to subsystem assemblies and fully-integrated, tested and certified system solutions.  More information can be found in the Company’s SEC filings, or by visiting the Bell Microproducts Web site at www.bellmicro.com.

Safe Harbor Statement

This press release contains forward-looking statements that are based on the current opinions and estimates of management, within the meaning of the Private Securities Litigation Reform Act of 1995, and speak only as of the date on which they are made.  Investors should not place undue reliance on these statements and the company undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.  Statements that include the words “expect,” “intend,” “plan,” “believe,” “project,” “forecast,” “estimate,” “may,” “should,” “anticipate” and similar statements of a future or forward-looking nature identify forward-looking statements.  Forward-looking statements address matters that involve risks and uncertainties. Accordingly, there are or will be important factors that could cause the company’s actual results to differ materially from those indicated in these statements.  Such forward-looking statements include, but are not limited to:  the expectation that the Company will deliver its consolidated audited financial statements for 2007 and 2008 to its lenders by June 30, 2009.  Actual results could differ materially from such statements as a result of many risks and uncertainties, including:  the Company being unable to complete and deliver its consolidated audited financial statements by the dates required by the lenders and that the lenders may be unwilling to provide additional waivers on terms acceptable to the Company, or at all.  Investors should also take into account the risks described in the Company’s periodic reports filed with the Securities and Exchange Commission when making investment decisions. Investors are cautioned not to place undue reliance on these forward-looking statements, and the Company undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

CONTACT: Amy Feng
Investor Relations Representative
(213) 630-6550